As filed with the Securities and Exchange Commission on May 23, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0804655
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9885 Towne Centre Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip code)

2005 Stock and Incentive Plan
2000 Employee Stock Purchase Plan
(Full title of plan)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive, San Diego, California 92121
(Name and address of agent for service)
(858) 202-4500
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

			Proposed
		Proposed maximum	maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration
Title of securities to be registered	registered(1)	share(2)	price(2)	fee
Common stock, par value $0.01 per share (including related rights)(3), reserved for future issuance under the registrant’s 2005 Stock and Incentive Plan	1,200,000 shares	$26.03	$31,236,000	$3,342.25
Common stock, par value $0.01 per share (including related rights)(3), reserved for future issuance under the registrant’s 2000 Employee Stock Purchase Plan	1,238,820 shares	$26.03	$32,246,485	$3,450.37
Total	2,438,820 shares	$26.03	$63,482,485	$6,793

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq National Market on May 22, 2006.

(3)	Each share of the registrant’s common stock being registered hereunder, if issued before the termination of the registrant’s preferred share rights agreement, includes Series A Junior Participating Preferred Stock purchase rights. Before the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees in accordance with Rule 428 under the Securities Act of 1933, as amended.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows us to “incorporate by reference” into this registration statement the information we have filed with the SEC. Any statement in a document we filed with the SEC prior to the date of this registration statement and which is incorporated by reference into this registration statement will be considered to be modified or superseded to the extent a statement contained in this registration statement or any other subsequently filed document that is incorporated by reference into this registration statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this registration statement, except as modified or superseded.
We incorporate by reference into this registration statement the information contained in the documents listed below, which is considered to be a part of this registration statement:
•	our annual report on Form 10-K for the fiscal year ended January 1, 2006, filed with the SEC on March 6, 2006 (file no. 000-30361);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2006, filed with the SEC on May 8, 2006 (file no. 000-30361);

•	our current reports on Form 8-K, filed with the SEC on March 29, 2006, May 18, 2006 and May 19, 2006 (file no. 000-30361);

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 14, 2000, including any amendments or reports filed for the purpose of updating such description (file no. 000-30361);

•	the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on May 14, 2001, including any amendments or reports filed for the purpose of updating such description (file no. 000-30361); and

•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation includes provisions that eliminate, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated certificate of incorporation and bylaws also require us to indemnify our directors and officers to the fullest extent permitted by the DGCL. Pursuant to these provisions, we have entered into indemnity agreements with each of our directors and certain of our officers.
Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful.
These provisions do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief may remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Illumina or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. These provisions also generally do not affect a director’s responsibilities under any other laws, such as the federal securities laws.
Our bylaws also expressly permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the DGCL. Pursuant to this provision, we have acquired director and officer insurance policies that cover our directors and executive officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1(1)	Specimen common stock certificate

4.2(2)	Amended and Restated Stockholder Rights Agreement, dated as of November 5, 1999, by and among Illumina, Inc. and certain stockholders of Illumina, Inc.

4.3(3)	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A.

4.4(4)	2000 Employee Stock Purchase Plan

4.5(5)	2005 Stock and Incentive Plan

5.1	Opinion of Dewey Ballantine LLP, counsel to Illumina, Inc., regarding the legality of the common stock being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Dewey Ballantine LLP (contained in exhibit 5.1)

24.1	Power of attorney (contained in signature page)

(1)	Incorporated by reference to Exhibit 4.1 to our registration statement on Form S-1 (File No. 333-33922) filed with the SEC on April 3, 2000, as amended.

(2)	Incorporated by reference to Exhibit 4.2 to our registration statement on Form S-1 (File No. 333-33922) filed with the SEC on April 3, 2000, as amended.

(3)	Incorporated by reference to Exhibit 4.3 to our registration statement on Form 8-A (File No. 000-30361) filed with the SEC on May 14, 2001.

(4)	Incorporated by reference to Exhibit 10.21 to our quarterly report on Form 10-Q (File No. 000-30361) filed with the SEC on May 13, 2002.

(5)	Incorporated by reference to Appendix A of our definitive proxy statement on Schedule 14A (File No. 000-30361) filed with the SEC on May 17, 2005.
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) above do not apply do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 23, 2006.

Illumina, Inc.
By:	/S/ Jay T. Flatley
Jay T. Flatley
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jay T. Flatley and Christian O. Henry, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Jay T. Flatley	President, Chief Executive Officer	May 23, 2006

Jay T. Flatley	and Director (Principal Executive Officer)

/S/ Christian O. Henry	Vice President and Chief Financial	May 23, 2006

Christian O. Henry	Officer (Principal Financial Officer
and Principal Accounting Officer)

/S/ John R. Stuelpnagel	Senior Vice President, Chief	May 23, 2006

John R. Stuelpnagel	Operating Officer and Director

/S/ William H. Rastetter	Chairman of the Board of Directors	May 23, 2006

William H. Rastetter

/S/ Daniel M. Bradbury

Daniel M. Bradbury	Director	May 23, 2006

/S/ Karin Eastham

Karin Eastham	Director	May 23, 2006

/S/ Paul Grint

Paul Grint	Director	May 23, 2006

David R. Walt	Director	May 23, 2006